Exhibit 10.1

Execution Copy

WAIVER TO TERM LOAN CREDIT AGREEMENT AND GUARANTY AGREEMENT

This WAIVER TO TERM LOAN CREDIT AGREEMENT AND GUARANTY AGREEMENT (this “Waiver”) is entered into as of August 14, 2014, by Rentech Nitrogen Holdings, Inc., a Delaware corporation (the “Borrower”), Rentech, Inc., a Colorado corporation, (the “Guarantor”) the lenders identified on the signature pages hereof (each individually, a “Lender” and collectively, the “Lenders”), and Credit Suisse AG, Cayman Islands Branch, as the administrative agent (the “Agent”), with reference to the following:

W I T N E S S E T H

WHEREAS, the Borrower, the lenders from time to time party thereto and the Agent are parties to that certain Term Loan Credit Agreement, dated as of April 9, 2014 (as amended, restated, supplemented or otherwise modified to date, the “Credit Agreement”);

WHEREAS, pursuant to Section 5.01(b)(i) of the Credit Agreement, the Borrower is required to deliver to the Agent as soon as available, but in any event no later than forty-five (45) days after the end of each calendar quarter: (i) the unaudited balance sheet of the Borrower as of the end of such calendar quarter, (ii) the most recent account statements of the Borrower with respect to each asset owned by the Borrower, and (iii) a certificate of a Responsible Officer of the Borrower certifying that (A) such balance sheet fairly presents the financial condition of the Borrower in accordance with GAAP, (B) such account statements are true, correct and complete and that the Borrower has no other assets other than those evidenced by such account statements and (C) the Borrower has no Debt other than those under the Loan Documents (the “Borrower Quarterly Financials Requirement”);

WHEREAS, in connection with the Credit Agreement, the Guarantor entered into a Guaranty Agreement, dated as of April 9, 2014 in favor of the Agent for the benefit of the Lenders (as amended, restated, supplemented or otherwise modified to date, the “Guaranty”);

WHEREAS, pursuant to Section 7(b)(ii) of the Guaranty, the Guarantor is required to deliver to the Agent as soon as available, but in any event no later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Guarantor, the Guarantor’s quarterly unaudited consolidated financial statements prepared in respect of such fiscal quarter and for the portion of the Guarantor’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of Guarantor as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Guarantor in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes (the “Guarantor Quarterly Financials Requirement”); and

WHEREAS, at the request of the Borrower and the Guarantor, the Agent and the Lenders are willing to extend the deadline of the Borrower Quarterly Financials Requirement and the Guarantor Quarterly Financials Requirement, each as it applies to such financial statements for the fiscal quarter ending June 30, 2014, on the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

2. Extension and Waiver.

(a) The Agent and the Lenders hereby extend the deadline related to each of the Borrower Quarterly Financials Requirement and the Guarantor Quarterly Financials Requirement for the fiscal quarter ending June 30, 2014 to August 29, 2014 (the “Extension Date”). Notwithstanding anything to the contrary contained herein or in any other Loan Document, failure by the Borrower or the Guarantor to comply with the Borrower Quarterly Financials Requirement or the Guarantor Quarterly Financials Requirement, as applicable, by the Extension Date will be an immediate Event of Default under the Credit Agreement as of the Extension Date.

(b) The foregoing waiver shall be effective only in this specific instance and for the specific purpose set forth herein and does not allow for any other or further departure from the terms and conditions of the Loan Documents, which terms and conditions shall continue in full force and effect.

3. Conditions Precedent to Waiver. This Waiver shall be effective as of the date upon which the following conditions precedent shall be fully and completely satisfied or waived by the Agent (such date being the “Effective Date”):

(a) The Agent shall have received this Waiver, duly executed by the parties hereto (including the Required Lenders), and the same shall be in full force and effect.

(b) The representations and warranties herein shall be true and correct on and as of the Effective Date (except to the extent that such representations and warranties relate solely to an earlier date).

(c) After giving effect to this Waiver, no Default or Event of Default shall have occurred and be continuing on the date hereof nor shall any Default or Event of Default result from the consummation of the transactions contemplated herein.

4. Representations and Warranties. Each of the Borrower and the Guarantor represents and warrants to each Lender Party that (a) the execution, delivery, and performance by it of this Waiver, (i) are within its company powers, (ii) have been duly authorized by all necessary company action, (iii) do not violate any Law (including, but not limited to, the Securities Act of 1933 and the Exchange Act and the regulations thereunder) or writ, judgment, injunction, determination or award, or contravene its Constituent Documents, (iv) do not contravene any contractual restriction binding on it or require any consent under any agreement or instrument to which it is a party or by which any of its properties or assets is bound; (b) this Waiver is a legal, valid and binding obligation of the Borrower or Guarantor, as applicable, enforceable against the Borrower or Guarantor, as applicable, in accordance with its terms; (c) after giving effect to this Waiver, the representations and warranties in the Credit Agreement, the Guaranty and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date; provided, that, if a representation and warranty is qualified as to materiality, with respect to such representation and warranty the materiality qualifier set forth above shall be disregarded); (d) after giving effect to this Waiver, no Default or Event of Default has occurred and is continuing on the date hereof nor shall any Default or Event of Default result from the consummation of the transactions contemplated herein; and (e) no default or event of default has occurred that has not been waived, and no other default or event of default is reasonably expected to occur during the period starting from the Effective Date and ending on the Extension Date, under any material instrument or agreement to which the Borrower or the Guarantor is a party as a result of the events requiring the Borrower and the Guarantor to request this Waiver.

5. Governing Law. This Waiver shall be governed by, and construed in accordance with, the law of the State of New York, without giving effect to its conflict of laws provisions other than Section 5-1401 of the New York General Obligations Law.

6. Counterpart Execution. This Waiver may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Waiver by signing any such counterpart. Delivery of an executed counterpart of this Waiver by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Waiver. Any party delivering an executed counterpart of this Waiver by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Waiver, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Waiver.

7. Effect on Loan Documents.

(a) The Credit Agreement and Guaranty, each as modified hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects. The execution, delivery, and performance of this Waiver shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of the Agent or any Lender under the Credit Agreement, Guaranty or any other Loan Document. The waivers, consents and modifications herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse other non-compliance with the Loan Documents and shall not operate as a consent to any further or other matter under the Loan Documents. Nothing contained herein shall create a course of dealing for any Lender Party with respect to any future request for waiver or consent.

(b) This Waiver is a Loan Document.

8. Costs and Expenses. In connection with this Waiver, the Borrower hereby agrees to pay, not later than ten (10) Business Days after demand therefor, all reasonable out-of-pocket expenses incurred in connection with this Waiver and all matters related thereto as of the date hereof, including the reasonable fees, charges and disbursements of counsel to the Agent and counsel to the other Lender Parties.

9. Severability. In case any provision in this Waiver shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Waiver and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Waiver.

11. Entire Agreement. This Waiver and the other Loan Documents embody the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have entered into this Waiver as of the date first above written.

RENTECH NITROGEN HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Dan J. Cohrs
Name:	Dan J. Cohrs
Title:	Chief Financial Officer

RENTECH, INC., a Colorado corporation

By:	/s/ Dan J. Cohrs
Name:	Dan J. Cohrs
Title:	CFO, Executive VP & Treasurer

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Agent

By:	/s/ Mikhail Faybusovich
Name:	Mikhail Faybusovich
Title:	Authorized Signatory

By:	/s/ Samuel Miller
Name:	Samuel Miller
Title:	Authorized Signatory

LENDERS:
GSO Special Situations Overseas Master Fund Ltd.
GSO Special Situations Fund LP
GSO Palmetto Opportunistic Investment Partners LP
GSO Credit-A Partners LP
Steamboat Credit Opportunities Master Fund LP
GSO Coastline Credit Partners LP

By: GSO Capital Partners LP, its investment advisor

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

LENDER:
GSO Cactus Credit Opportunities Fund LP

By: GSO Cactus Credit Opportunities Associates LLC, its general partner

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory

LENDER:
GSO Aiguille des Grands Montets Fund II LP

By: GSO Capital Partners LP as Attorney-in-Fact

By:	/s/ Marisa Beeney
Name:	Marisa Beeney
Title:	Authorized Signatory